Exhibit 10.4

LETTER AGREEMENT

[●], 2022

Cartesian Growth Corporation II

505 Fifth Avenue, 15th Floor

New York, New York 10017

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Re: Initial Public Offering.

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Cartesian Growth Corporation II, a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. as representative (the “Representative”) of the Underwriters (the “Underwriters”), relating to the underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, $0.0001 par value per share (the “Ordinary Shares”), and one-third of one warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the IPO pursuant to a Registration Statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.    If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares and Founder Shares beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.    (a) In the event that the Company fails to consummate a Business Combination within 18 months from the closing of the IPO, or such later period approved by the Company’s shareholders in accordance with the Memorandum and Articles of Association, the undersigned shall take all reasonable steps to (i) cause the Company to cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but no more than ten business days after the expiration of such period, subject to applicable Cayman Islands law, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund including interest earned on the funds held in the Trust Fund (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of Ordinary Shares and the Board of Directors, cause the Company to dissolve and liquidate, subject in the case of (ii) and (iii) above to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable laws. The undersigned agrees not to propose any amendment to the Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide holders of the IPO Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the IPO Shares if the Company does not complete an initial Business Combination within 18 months from the consummation of the IPO unless the Company provides holders of the IPO Shares with the opportunity to redeem their IPO Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the funds held in the Trust Fund and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding IPO Shares.

(b)    The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to its Founder Shares and Private Placement Warrants (and the underlying Ordinary Shares) (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Private Placement Warrants, which will terminate upon the Company’s liquidation.

3.     To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 3,000,000 Units (as described in the Prospectus), the undersigned agrees that it shall return to the Company, on a pro rata basis in accordance with the percentage of Founder Shares held by it, for cancellation at no cost, a number of Founder Shares equal to 750,000 multiplied by a fraction, (a) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (b) the denominator of which is 3,000,000. The undersigned further agrees that to the extent that (i) the size of the IPO is increased or decreased and (ii) the undersigned has either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the IPO, then (A) the references to 3,000,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the IPO and (B) the reference to 750,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the undersigned would have to return to the Company in order to hold an aggregate of 20.0% of the sum of (x) the Company’s issued and outstanding IPO Shares and Founder Shares immediately after the IPO and (y) the number of Ordinary Shares to be sold pursuant to the forward purchase agreement to be entered into between the Company and the undersigned (or an affiliate of the undersigned) on or about the date hereof.

4.    (a) The undersigned agrees that it shall not effectuate a Transfer of the Founder Shares until the earlier to occur of (i) one year after the date of the consummation of a Business Combination or (ii) such time, at least 150 days after the Business Combination, that the closing price of the Company’s Ordinary Shares equals or exceeds $12.00 per Ordinary Share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period (the “Lock-up”).

(b)    Notwithstanding the foregoing, the Lock-up restrictions will be removed earlier if, after a Business Combination, the Company consummates a subsequent liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

(c)    The undersigned agrees that it shall not effectuate a Transfer of the Private Placement Warrants or the Ordinary Shares underlying such Private Placement Warrants, until 30 days after the completion of a Business Combination and as further subject to the transfer restrictions described in the Private Placement Warrant Purchase Agreement relating to the Private Placement Warrants.

(d)    Notwithstanding the provisions set forth in this paragraph 4, Transfers of the Founder Shares and Private Placement Warrants (and the underlying Ordinary Shares) are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, or any affiliates of the undersigned, (ii) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased, (iii) in the event of the Company’s liquidation prior to the completion of a Business Combination, (iv) by virtue of the laws of the Cayman Islands or the undersigned’s constitutional documents or the rights attaching to the equity interests in the undersigned upon dissolution of the undersigned, or (v) in the event of the Company’s liquidation, merger, capital share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided that in clauses (i) and (ii), the transferee must enter into a written agreement agreeing to be bound by the terms of the Lock-up. If dividends are declared and payable in Ordinary Shares, such dividends will also be subject to the Lock-up.

5.    During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representative pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, Ordinary Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The undersigned acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 5, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication of such press release. The provisions of this paragraph will not apply to any transfer not for consideration provided that the transferee in each case has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

6.    The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with the undersigned or any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with an entity with which the undersigned or any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7.    Neither the undersigned nor any affiliate of the undersigned, will be entitled to receive or accept a finder’s fee, reimbursement, cash payment, or any other compensation in connection with any services rendered prior to or in connection with the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Prospectus adjacent to the caption “Summary—The Offering—Limited payments to insiders.”

8.    The undersigned hereby waives its right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, and agrees that it will not seek redemption with respect to or otherwise sell such shares to the Company in connection with any Business Combination.

9.    In the event of the liquidation of the Trust Fund, the undersigned (in such capacity, the “Indemnitor”), agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) a prospective target business with which the Company has had discussions or entered into an acquisition agreement (a “Target”) or (ii) any vendor or other person who is owed money by the Company for services rendered or products sold to, or contracted for, the Company, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund to below the lesser of (i) $10.00 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Fund as of the date of the liquidation of the Trust Fund if less than $10.00 per IPO Share due to reductions in the value of the trust assets, in each case net of interest that may be withdrawn to pay the Company’s taxes; provided, that such indemnity shall not apply if such Target, vendor or other person has executed an agreement waiving any claims against the Trust Fund and all rights to seek access to the Trust Fund whether or not such agreement is enforceable. In the event that any such executed waiver is deemed unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third-party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, as amended. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, Indemnitor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses. The undersigned shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that it shall undertake such defense.

10.    This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.    As used herein, (i) a “Business Combination” shall mean an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities; (ii) “Memorandum and Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same shall be amended from time to time; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “Founder Shares” shall mean all of the Class B ordinary shares of the Company, par value $0.001 per share, acquired by the undersigned prior to the consummation of the IPO; (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vi) “Private Placement Warrants” shall mean the warrants purchased in a private placement taking place simultaneously with the consummation of the Company’s IPO and the over-allotment option, if any; (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited.

12.    Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, facsimile transmission, or electronic mail.

13.    No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 13 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

14.    This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by [June 30], 2022, provided further that paragraph 9 of this Letter Agreement shall survive such liquidation.

15.    The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

CGC II SPONSOR LLC

By:
Name:	Beth Michelson
Title:	Manager and Vice President

Acknowledged and Agreed:

CARTESIAN GROWTH CORPORATION II

By:
Name:	Peter Yu
Title:	Chief Executive Officer

[Signature Page to Letter Agreement (Sponsor)]